Exhibit (a)(1)(E)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

Procera Networks, Inc.

At

$11.50 Net Per Share

Pursuant to the Offer to Purchase

dated May 6, 2015 by

KDR Acquisition, Inc.

a wholly-owned subsidiary of

KDR Holding, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON THURSDAY, JUNE 4, 2015, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Procera Networks, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer, or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase for Cash, dated May 6, 2015 (as it may be subsequently amended or supplemented from time to time, the “Offer to Purchase”).

The Depositary for the Offer to Purchase is:

By First Class Mail:	By Facsimile Transmission:	By Registered or Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	(for Eligible Institutions only) (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The Eligible Institution (as defined in Section 3 of the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) in lieu of the Letter of Transmittal and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to KDR Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of KDR Holding, Inc., a Delaware corporation which is controlled by Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P., each a Cayman Islands exempted limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase for Cash (as may be subsequently amended and supplemented from time to time, the “Offer to Purchase”), dated May 6, 2015, and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase and any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.001 per share (the “Shares”), of Procera Networks, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by this Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary prior to 12:00 a.m. midnight, New York City time, at the end of the day on Thursday, June 4, 2015, unless the Offer is extended.

Numberof Shares Tendered:

CertificateNumbers (if available):

☐ Checkhere if Shares will be tendered by book-entry transfer.

Nameof Tendering Institution:

DTC Account Number:

Dated:

SIGN HERE

(Signature(s))

(Name(s) of Record Holder(s)) (Please Print)

(Address(es))

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees (i) that the above named person(s) “own(s)” the Shares tendered pursuant to the Offer within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) that such tender of Shares complies with Rule 14e-4 and (iii) delivery to the Depositary, at one of its addresses set forth above, of the certificates representing the Shares tendered pursuant to the Offer or a confirmation of a book-entry transfer into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase) in lieu of the Letter of Transmittal, and any other required documents, all within three NASDAQ Global Select Market trading days after the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name (Please print))

(Title)

(Area Code and Telephone Number)

Date:                     , 2015

NOTE:

DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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